As filed with the Securities and Exchange Commission on December 5, 2001
                                                     Registration No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM S-4

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ----------------

                                    DPL INC.
             (Exact name of registrant as specified in its charter)

       OHIO                         4931                    31-1163136
  (State or other            (Primary Standard           (I.R.S. Employer
  jurisdiction of               Industrial             Identification No.)
   incorporation               Code Number)
  or organization)

                           COURTHOUSE PLAZA SOUTHWEST
                               DAYTON, OHIO 45402
                                 (937) 224-6000
                   (Address, including zip code, and telephone
                         number, including area code, of
                        registrant's principal executive
                                    offices)

  Stephen F. Koziar, Jr., Esq.                   J. Michael Parish, Esq.
            DPL Inc.                            Thelen Reid & Priest LLP
   Courthouse Plaza Southwest                      40 West 57th Street
       Dayton, Ohio 45402                       New York, New York 10019
         (937) 224-6000                              (212) 603-2154

        (Names and addresses, including zip codes, and telephone numbers, including area codes, of agents for service)

                                ----------------

              Approximate date of commencement of proposed sale of
                    the securities to the public: AS SOON AS
                  PRACTICABLE AFTER THIS REGISTRATION STATEMENT
                               BECOMES EFFECTIVE.

                                ----------------

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                              --------------------

                         CALCULATION OF REGISTRATION FEE

-----------------   ------------   ------------   ------------   -------------
                                                   PROPOSED
TITLE OF EACH                         MAXIMUM      MAXIMUM         PROPOSED
   CLASS OF             AMOUNT       OFFERING     AGGREGATE        AMOUNT OF
SECURITIES TO           TO BE         PRICE        OFFERING      REGISTRATION
BE REGISTERED        REGISTERED    PER UNIT (1)    PRICE (1)         FEE
-----------------   ------------   ------------   ------------   -------------
6 7/8% Senior
  Notes due 2011    $400,000,000      100%       $400,000,000      $ 95,600
-----------------   ------------   ------------   ------------   -------------

(1) Determined solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(2) promulgated under the Securities Act.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

===============================================================================

               Subject to completion, dated            , 2002

PROSPECTUS


                                    DPL INC.

                                 EXCHANGE OFFER

                        DPL INC. IS OFFERING TO ISSUE ITS

                          6 7/8% SENIOR NOTES DUE 2011
                                  (REGISTERED)

                               IN EXCHANGE FOR ITS

                          6 7/8% SENIOR NOTES DUE 2011
                                 (UNREGISTERED)

                  THIS EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.
                   NEW YORK CITY TIME, , 200_ UNLESS EXTENDED

o The 6 7/8% Senior Notes Due 2011, referred to in this prospectus as the exchange notes, will

         o        bear interest at 6 7/8% per annum,
         o        mature on September 1, 2011, and
         o be redeemable, at the option of DPL Inc., as described in this prospectus.

     These terms are the same as the terms of the 6 7/8% Senior Notes Due 2011 for which we are making the exchange offer described in this prospectus and which are referred to in this prospectus as the old notes. The exchange notes will not be subject to any restrictions on transfer, except in certain circumstances relating to broker-dealers described in this prospectus.

o DPL Inc. will accept all old notes that noteholders properly tender and do not withdraw before the expiration of the exchange offer.

o You will not recognize any income, gain or loss for U.S. federal income tax purposes as a result of the exchange.

o    Like the old notes, the exchange notes will be unsecured.

o The exchange offer is not conditioned on the tender of any minimum principal amount of old notes.

o    There will likely be no public market for the exchange notes.

This prospectus and the letter of transmittal, which together constitute the exchange offer, are first being mailed to all holders of the old notes on or about , 200_.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                              , 200_



--------------------------
The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to exchange these securities and it is not soliciting an offer to exchange these securities in any jurisdiction in which the offer or exchange is not permitted.

This prospectus incorporates by reference important business and financial information about DPL Inc. that is not included in or delivered with this prospectus. See "Where You Can Find More Information". You may obtain copies of documents containing such information from us, without charge, by either calling or writing to us at:

                     DPL Inc.
                     Financial Activities
                     Box 8825
                     Dayton, Ohio  45401
                     (937) 259-7150

In order to obtain timely delivery, you must request documents from us no later than ___, 200_, which is five days before the expiration date of the exchange offer on ______, 200_.



                     TABLE OF CONTENTS

                                                  PAGE                                                           PAGE
                                                  ----                                                           ----
FORWARD-LOOKING STATEMENTS..........................3           THE EXCHANGE OFFER.................................10

SUMMARY INFORMATION.................................4           DESCRIPTION OF THE EXCHANGE NOTES..................16

DPL INC.............................................8           ERISA MATTERS......................................31

RATIOS OF EARNINGS TO FIXED CHARGES.................8           PLAN OF DISTRIBUTION...............................32

CAPITALIZATION......................................9           LEGAL MATTERS......................................33

WHERE YOU CAN FIND MORE INFORMATION.................9           EXPERTS............................................33

USE OF PROCEEDS....................................10

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR IN THE LETTER OF TRANSMITTAL IN CONNECTION WITH THE EXCHANGE OFFER.

     WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OTHER THAN THIS PROSPECTUS. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED OR INCORPORATED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE AFTER THE DATE OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER TO EXCHANGE THE OLD NOTES FOR THE EXCHANGE NOTES AND IT IS NOT SOLICITING AN OFFER TO EXCHANGE THE OLD NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER IS NOT PERMITTED.

                           FORWARD-LOOKING STATEMENTS

     We caution you that this prospectus and the periodic reports and other documents that are incorporated by reference in this prospectus contain forward-looking statements. They are statements about future performance or results (such as statements including, but not limited to, the terms "potential," "estimate," "believe," "expect" and "anticipate" and similar words) when we discuss our financial condition, results of operations and business. Investors are cautioned that actual outcomes and results may vary materially from those projected due to various factors beyond our control, including abnormal weather, unusual maintenance or repair requirements, changes in fuel costs, increased competition, regulatory changes and decisions, changes in accounting rules, litigation affecting us and our subsidiaries (including with respect to environmental matters) and adverse economic or capital markets conditions.

                               SUMMARY INFORMATION

     The following summary contains basic information about this exchange offer. It may not contain all the information that is important to you in making your investment decision. Therefore, you should read the entire document carefully before deciding to exchange the old notes.

     The "Description of Exchange Notes" section of this prospectus contains more detailed information regarding the terms and conditions of the exchange notes. Unless the context indicates otherwise, the words "we," "our," "ours," "us" and "DPL" refer to DPL Inc. and its consolidated subsidiaries.

                   SUMMARY OF THE TERMS OF THE EXCHANGE OFFER
                   ------------------------------------------

     On August 31, 2001, we completed the private offering of the old notes. We and the initial purchasers executed a registration rights agreement in the private offering of the old notes in which we agreed to deliver to you this prospectus and agreed to:

     - file an exchange offer registration statement with the Commission within 120 days after the date of issuance of the old notes;

     - use our reasonable best efforts to have the exchange offer registration statement declared effective by the Commission within 180 days of the date of issuance of the old notes; and

     - mail to each holders of the old notes a copy of the exchange offer prospectus and consummate the exchange offer within 30 days after the date on which the holders are mailed a copy of the exchange offer prospectus.

     You are entitled to exchange your old notes for exchange notes which are identical in all material respects to the old notes except that the exchange notes have been registered under the Securities Act.

                               THE EXCHANGE OFFER

EXCHANGE NOTES...............     $400,000,000 principal amount of 6 7/8% Senior
                                  Notes due 2011.

THE EXCHANGE OFFER...........     We are offering to issue the exchange notes in
                                  exchange for a like principal amount of the outstanding 6 7/8% Senior Notes due 2011, issued by us in a private placement on August
                                  31, 2001. We are offering to issue the
                                  exchange notes to satisfy our obligations contained in the registration rights agreement entered into when we sold the old notes in transactions exempt from registration under the Securities Act. The terms of the exchange notes will be substantially identical to the terms of the old notes, except that the exchange notes will be registered and the transfer restrictions, registration rights and provisions for additional interest relating to the old notes will not apply to the exchange notes.

RESALES OF EXCHANGE NOTES....     Based on Commission no-action letters, we
                                  believe that after the exchange offer you may offer and sell the exchange notes without registration under the Securities Act so long as:

                                        - You acquired the exchange notes in the ordinary course of business.

                                        - When the exchange offer begins you do
                                        not have an arrangement with another
                                        person to participate in a distribution
                                        of the exchange notes.

                                        - You are not engaged in a distribution
                                        of, nor do you intend to distribute, the exchange notes.

                                  When you tender the outstanding notes, we will ask you to represent to us that:

                                        - You are not an affiliate of DPL.

                                        - You will acquire the exchange notes in the ordinary course of business.

                                        - When the exchange offer begins you are not engaged in, nor do you have plans with another person to be engaged in, a distribution of the exchange notes.

                                  If you are unable to make these
                                  representations, you will be required to comply with the registration and prospectus delivery requirements under the Securities Act in connection with a resale transaction.

                                  If you are a broker-dealer and receive
                                  exchange notes for your own account, you must acknowledge that you will deliver a prospectus if you resell the exchange notes. By acknowledging your intent and delivering a prospectus you will not be deemed to admit that you are an "underwriter" under the Securities Act. You may use this prospectus as it is amended from time to time when you resell exchange notes which were acquired from market-making or trading activities. For a year after the expiration date we will make this prospectus available to any broker-dealer in connection with such a resale. See "Plan of Distribution."

CONDITIONS TO THE
EXCHANGE OFFER...............     The exchange offer is subject to conditions,
                                  some of which we may waive. These conditions are more fully described later in this prospectus under "The Exchange Offer-Certain
                                  Conditions to the Exchange Offer."

PROCEDURES FOR
TENDERING OLD NOTES..........     If you wish to participate in the exchange
                                  offer, you must complete, sign and date the accompanying letter of transmittal or a facsimile copy and mail it or deliver it to the exchange agent along with any necessary documentation. Instructions and the address of the exchange agent are on the letter of transmittal and in this prospectus. See "The
                                  Exchange Offer - Procedures for Tendering Old
                                  Notes- Exchange Agent." You may also effect a tender of outstanding notes pursuant to the procedures for book-entry transfer as described in this prospectus. See "Exchange
                                  Offer - Procedures for Tendering Old Notes."

STATED MATURITY DATE.........     The exchange notes will mature on September 1,
                                  2011

INTEREST PAYMENT DATES.......     Interest on the exchange notes is payable on
                                  March 1 and September 1 of each year,
                                  commencing March 1, 2002.

INTEREST ACCRUAL.............     Interest on the exchange notes will accrue
                                  from the last interest payment date on which we paid interest on the old notes.

ABSENCE OF PUBLIC
MARKET FOR THE
EXCHANGE NOTES                    We do not intend to apply for a listing of the
                                  exchange notes on any securities exchange. We do not know if an active public market for the exchange notes will develop or, if developed, will continue. If an active public market does not develop or is not maintained, the market price and liquidity of the exchange notes may be adversely affected. We cannot make any assurances regarding the liquidity of the market for the exchange notes, the ability of holders to sell their exchange notes or the price at which holders may sell their exchange notes.

OPTIONAL REDEMPTION..........     We may redeem the exchange notes, in whole or
                                  in part, at any time prior to maturity at a redemption price equal to the Make-Whole
                                  Amount plus accrued interest to the redemption date. The Make-Whole Amount equals the greater of (i) 100% of the principal amount of the notes being redeemed or (ii) as determined by a Quotation Agent as of the redemption date, the sum of the present value of the scheduled payments of principal and interest on such notes from the redemption date to September 1, 2011 discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Rate plus
                                  25 basis points. See "Description of the Exchange Notes --Optional Redemption."

PRIORITY.....................     The exchange notes will be unsecured
                                  obligations and, so long as they are
                                  unsecured, will rank equally with all of our other senior unsecured indebtedness. The indenture under which we will issue the exchange notes does not limit the amount of debt we or any of our subsidiaries may incur.
                                  Because we are a holding company that derives substantially all of our income from our operating subsidiaries, the exchange notes will be effectively subordinated to debt and preferred stock at the subsidiary level. See
                                  "Description of the Exchange Notes --
                                  General."

USE OF PROCEEDS..............     There will be no proceeds payable to us from
                                  the issuance of the exchange notes pursuant to the exchange offer.

FORM AND DENOMINATION........     The exchange notes will be issued in fully
                                  registered form only in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

LIMITATION ON LIENS..........     We may not grant a lien on the capital shares
                                  of DP&L, our primary subsidiary, to secure our indebtedness without similarly securing the exchange notes, with certain exceptions. See
                                  "Description of the Exchange Notes--Limitation on Liens."

TENDERS, EXPIRATION
DATE, WITHDRAWAL.............     The exchange offer will expire at 5:00 p.m.
                                  New York City time on _________, 200_, unless it is extended. If you decide to exchange your old notes for exchange notes, you must acknowledge that you are not engaging in, and do not intend to engage in, a distribution of the exchange notes. If you decide to tender your old notes pursuant to the exchange offer, you may withdraw them at any time prior to _________, 200_. If we decide for any reason not to accept any old notes for exchange, your old notes will be returned to you at our expense promptly after the expiration or termination of the exchange offer.

FAILURE TO TENDER
OLD NOTES....................     If you do not tender your old notes or we do
                                  not accept your tender because, among other things, you invalidly tendered your old notes, you will not be entitled to any further registration rights under the registration rights agreement, except under limited circumstances. However, your old notes will remain outstanding and entitled to the benefits of the indenture.

MATERIAL UNITED STATES
TAX CONSEQUENCES.............     Your exchange of old notes for exchange notes
                                  pursuant to the exchange offer should not result in any income, gain or loss to you for United States federal income tax purposes. See
                                  "Material United States Federal Income Tax
                                  Considerations."

EXCHANGE AGENT...............     Bank One Trust Company, National Association
                                  is serving as exchange agent in connection with the exchange offer. The address, telephone number and facsimile number of the exchange agent are set forth under "The
                                  Exchange Offer -- Exchange Agent."

TRUSTEE, REGISTRAR
AND PAYING AGENT.............     Bank One Trust Company, National Association.

                                    DPL INC.

     DPL Inc. was organized in 1985 as a holding company and is a diversified regional merchant energy company. Our principal subsidiary is The Dayton Power and Light Company (also referred to in this prospectus by its acronym, DP&L), a public utility incorporated under the laws of the State of Ohio in 1911. DP&L sells electricity to residential, commercial and governmental customers in a 6,000 square mile area of West Central Ohio. Electricity for its 24 county service area is generated at eight power plants and is distributed to 500,000 retail customers. Principal industries served include electrical machinery, automotive and other transportation equipment, non-electrical machinery, agriculture, paper, and rubber and plastic products. DP&L's sales reflect the general economic conditions and seasonal weather patterns of the area.

         DPL and its subsidiaries are exempt from registration with the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935 because its utility business operates solely in the State of Ohio.

     Our principal executive offices are located at Courthouse Plaza Southwest, Dayton, Ohio 45402. Our telephone number is (937) 224-6000.

                       RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated.

                       NINE MONTHS ENDED
                         SEPTEMBER 30,           YEAR ENDED DECEMBER 31,
                         2001    2000      2000   1999    1998    1997    1996
                         ----    ----      ----   ----    ----    ----    ----
Ratios of Earnings
  to Fixed Charges....   3.24    2.06      2.95   4.00    4.33    4.32    4.10

     For purposes of computing the foregoing ratios:

     o Earnings consist of pre-tax income from continuing operations plus fixed charges; and

     o Fixed charges consist of interest on indebtedness, trust preferred distributions by our subsidiary (including original issue discount amortization) and the portion of rental payments on operating leases estimated to represent an interest component.

     We recognized original issue discount of $50 million in 2000 related to the February 2000 issuance by our subsidiary, DPL Capital Trust I, of $550 million trust preferred securities. Excluding this original issue discount amortization and the $183 million pre-tax gain on the October 2000 sale of our natural gas retail distribution business, the ratio of earnings to fixed charges for the nine months ended September 30, 2000 and the year ended December 31, 2000 was
2.47 and 2.47, respectively.

                                 CAPITALIZATION

     The following table shows our consolidated capitalization at September 30, 2001. Our consolidated capitalization will not be affected by the exchange offer.

                                                         SEPTEMBER 30, 2001
                                                         ------------------

Long-Term Debt (excluding current portion)...........   $2,150.9      65.1%
Company Obligated Mandatorily Redeemable
  Trust Preferred Securities of Subsidiary
  Holding Solely Parent Debentures...................      292.3       8.8%
Preferred Stock:
     With Mandatory Redemption Provisions............        0.1       ---
     Without Mandatory Redemption Provisions.........       22.9       0.7%
Common Shareholders' Equity..........................      838.1      25.4%
                                                       ---------    -------
     Total Capitalization............................   $3,304.3     100.0%
                                                        ========     ======

                       WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents we file at the SEC's public reference room, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public on the SEC's web site at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.

     We incorporate by reference into this prospectus the following documents that we have filed with the SEC:

     o Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

     o Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001; and

     o Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2001.

     o Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2001.

     o    Current Report on Form 8-K dated August 23, 2001.

     o    Current Report on Form 8-K dated August 31, 2001.

     o    Current Report on Form 8-K dated September 25, 2001.

In addition, all documents filed by us pursuant to Section 13, 14 or 15(d) of the Exchange Act, subsequent to the date of this Prospectus and prior to the termination of this offering, shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of filing of such documents.

     You may obtain copies of these documents from us, without charge, by calling or writing to us at:

                                    DPL Inc.
                              Financial Activities
                                    Box 8825
                               Dayton, Ohio 45401
                                 (937) 259-7150

                                 USE OF PROCEEDS

     We will not receive any proceeds from the issuance of the exchange notes in exchange for the old notes tendered pursuant to the exchange offer. In consideration for the issuance of the exchange notes as contemplated by this prospectus, we will receive in exchange an identical principal amount of outstanding notes, which have terms substantially identical to the exchange notes. We will retire and cancel all of the outstanding notes surrendered in exchange for the exchange notes, and such outstanding notes may not be reissued.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER; TERMS OF THE EXCHANGE OFFER

     We issued and sold the old notes on August 31, 2001 to the initial purchasers in a private transaction not subject to the registration requirements of the Securities Act. The initial purchasers then offered and sold the old notes only

     o to "Qualified Institutional Buyers" (as defined in Rule 144A under the Securities Act) in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A;

     o to a limited number of institutional "Accredited Investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that, prior to their purchase of old notes, executed and delivered to the initial purchasers a letter containing certain representations and agreements; and

     o outside the United States to non-U.S. persons in offshore transactions (as defined in Regulation S under the Securities Act) in compliance with Regulation S under the Securities Act.

     In connection with the sale of the old notes, we entered into a registration rights agreement with the initial purchasers which obligated us to:

     o file a registration statement with the Commission for an offer to exchange the old notes for the exchange notes within 120 days of the issuance of the old notes;

     o use our reasonable best efforts to cause the registration statement to be declared effective within 180 days after the issuance of the old notes;

     o promptly after the registration statement has been declared effective, offer exchange notes in exchange for surrender of the old notes; and

     o use our reasonable best efforts to keep the exchange offer open for at least 30 days after the date notice of the exchange offer has been mailed to the holders of the old notes.

The exchange notes have terms identical to the old notes, except that the exchange notes do not have transfer restrictions or any terms relating to registration rights and do not provide for the liquidated damages set forth in the registration rights agreement payable by us in the event that we are unable to fulfill certain of our obligations under the registration rights agreement. A holder that tenders an old note pursuant to the exchange offer and does not withdraw it will receive an exchange note in the same principal amount as the tendered old note. Interest on each exchange note will accrue from the date of the last interest payment on the old note tendered. If no interest has been paid on the old notes, interest will accrue from the date of issuance of the old notes.

PROCEDURES FOR TENDERING OLD NOTES

     The tender to us of old notes by a holder as set forth below and the acceptance of the old notes by us will constitute a binding agreement between the tendering holder and us upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal. Except as set forth below, a holder who wishes to tender old notes for exchange pursuant to the exchange offer must transmit a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal, to Bank One Trust Company, National Association, who is acting as our exchange agent, at the address set forth below under "Exchange Agent" on or prior to the expiration date. In addition, on or prior to the expiration date,

     o certificates for such old notes must be received by the exchange agent; or

     o a timely confirmation of a book-entry transfer of these old notes, if this procedure is available, into the exchange agent's account at DTC pursuant to the procedure for book-entry transfer described below, must be received by the exchange agent; or

     o the holder must comply with the guaranteed delivery procedures described below.

     The method of delivery of old notes, letters of transmittal and all other required documents is at the election and risk of the holders. If such delivery is by mail, we recommend that you use registered mail, properly insured, with return receipt requested. In all cases, sufficient time should be allowed to assure timely delivery. No letters of transmittal or old notes should be sent to DPL.

     Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the old notes surrendered for exchange pursuant thereto are tendered:

     o by a registered holder of the old notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

     o    for the account of an eligible institution.

     If signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by an eligible institution, which is a firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States. If old notes are registered in the name of a person other than the person signing the letter of transmittal, the old notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by us in our sole discretion, duly executed by the registered holder with the signature thereon guaranteed by an eligible institution.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of old notes tendered for exchange will be determined by us in our sole discretion, and our determination will be final and binding on all parties. We reserve the absolute right:

     o to reject any and all tenders of any particular old notes not properly tendered or to not accept any particular old notes which acceptance might, in our judgment or the judgment of our counsel, be unlawful; and

     o to waive any defects or irregularities or conditions of the exchange offer as to any particular old notes either before or after the expiration date (including the right to waive the ineligibility of any holder who seeks to tender old notes in the exchange offer).

     Unless waived, any defects or irregularities in connection with the tender of old notes for exchange must be cured within such reasonable period of time as we determine. Neither we, the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of old notes for exchange, nor will we or any of them incur any liability for failure to give such notification.

TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING OLD NOTES

     Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will:

     o accept for exchange old notes, which are properly tendered on or prior to the expiration date and not withdrawn as permitted below; and

     o use our reasonable best efforts to keep the exchange offer open for not less than 30 days, or longer if required by applicable law, after the date notice of the exchange offer is mailed to the holders of the old notes.

     The term "expiration date" means 5:00 p.m., New York City time, on _______, 200_; provided, however, that if we, in our sole discretion, have extended the period of time for which the exchange offer is open, the term "expiration date" means the latest time and date to which the exchange offer is extended.

     As of the date of this prospectus, $400,000,000 in aggregate principal amount of the old notes were outstanding. The exchange offer is not conditioned upon any minimum principal amount of old notes being tendered. This prospectus, together with the letter of transmittal, is first being sent on or about the date set forth on the cover page to all holders of old notes at the addresses set forth in the security register maintained by the trustee.

     We expressly reserve the right:

     o at any time or from time to time, to extend the period of time during which the exchange offer is open, and thereby delay acceptance of any old notes; and

     o to amend or terminate the exchange offer, and not to accept for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified below under "Certain Conditions to the Exchange Offer."

     We will give written notice of any extension, amendment, non-acceptance or termination to the holders of the old notes as promptly as practicable, such notice in the case of any extension to be issued by means of a press release or other public announcement no later than 5:00 p.m., New York City time, on the previous expiration date. Without limiting the manner in which we may choose to make any public announcement and subject to applicable law, we shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to the Dow Jones News Service.

     Old notes that are not tendered for exchange or are tendered but not accepted in connection with the exchange offer will remain outstanding and be entitled to the benefits of the indenture, but will not be entitled to any further registration rights under the registration rights agreement, except under limited circumstances. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the relevant rules and regulations of the SEC.

     If the letter of transmittal is signed by a person or persons other than the registered holder or holders of old notes, such old notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders that appear on the old notes.

     By executing, or otherwise becoming bound by, a letter of transmittal, each holder of the old notes, other than certain specified holders, will represent that:

     o    it is not our affiliate;

     o any exchange notes to be received by it were acquired in the ordinary course of its business; and

     o it has no arrangement with any person to participate in the distribution, within the meaning of the Securities Act, of the exchange notes.

     If the tendering holder is a broker-dealer that will receive exchange notes for its own account in exchange for the old notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See "--Resale of the Exchange Notes."

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES

     Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all old notes properly tendered and will issue exchange notes promptly after acceptance of the old notes. See "Certain Conditions to the Exchange Offer" below. For purposes of the exchange offer, we will be deemed to have accepted properly tendered old notes for exchange if and when we have given oral (confirmed in writing) or written notice thereof to the exchange agent.

     In all cases, issuance of exchange notes for the old notes that are accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of certificates for such old notes or a timely book-entry confirmation of such old notes into the exchange agent's account at DTC pursuant to the book-entry transfer procedures described below, a properly completed and duly executed letter of transmittal and all other required documents. If any tendered old notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if certificates representing old notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged old notes will be returned without expense to the tendering holder thereof (or, in the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry transfer procedures described below, such non-exchanged old notes will be credited to an account maintained with DTC) as promptly as practicable after the expiration or termination of the exchange offer.

BOOK-ENTRY TRANSFER

     Promptly after the date of this prospectus, the exchange agent will make a request to establish an account with respect to the old notes at DTC for purposes of the exchange offer. Any financial institution that is a participant in DTC's systems may make book-entry delivery of old notes by causing DTC to transfer such old notes into the exchange agent's account in accordance with DTC's Automated Tender Offer Program ("ATOP"), procedures for transfer. However, the exchange for the old notes so tendered will only be made after timely confirmation of such book-entry transfer of old notes into the exchange agent's account, and timely receipt by the exchange agent of an agent's message and any other documents required by the letter of transmittal. The term "agent's message" means a message, transmitted by DTC and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from a participant tendering old notes that are the subject of such book-entry confirmation, that such participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce such agreement against such participant.

     Although delivery of old notes may be effected through book-entry transfer into the exchange agent's account at DTC, the letter of transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees and any other required documents, must in any case be delivered to and received by the exchange agent at its address set forth under "--Exchange Agent" on or prior to the expiration date, or the guaranteed delivery procedure set forth below must be complied with.

     Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent.

GUARANTEED DELIVERY PROCEDURES

     If a registered holder of the old notes desires to tender such old notes and (1) the old notes are not immediately available, (2) time will not permit such holder's old notes or other required documents to reach the exchange agent before the expiration date of the exchange offer, or (3) the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

     o    the tender is made through an eligible institution;

     o prior to the expiration date of the exchange offer, the exchange agent receives from such eligible institution a properly completed and duly executed letter of transmittal (or a facsimile letter of transmittal) and notice of guaranteed delivery, substantially in the form provided by us (by telegram, telex, facsimile transmission, mail or hand delivery),

     o setting forth the name and address of the holder of old notes and the amount of old notes tendered, stating that the tender is being made thereby and guaranteeing that within five New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the certificates of all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

     o the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and all other documents required by the letter of transmittal, are received by the exchange agent within five New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

WITHDRAWAL RIGHTS

     Tenders of old notes may be withdrawn at any time prior to the expiration date.

     For a withdrawal to be effective, a written notice of withdrawal must be received by the exchange agent at one of the addresses set forth below under "Exchange Agent." Any such notice of withdrawal must specify:

     o    the name of the person having tendered the old notes to be withdrawn;

     o the old notes to be withdrawn (including the principal amount of such old notes); and

     o where certificates for old notes have been transmitted, the name in which such old notes are registered, if different from that of the withdrawing holder.

     If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution unless such holder is an eligible institution. If old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by us in our sole discretion, and our determination will be final and binding on all parties.

     Any old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes which have been tendered for exchange but which are not exchanged for any reason will be returned to its holder without cost to such holder (or, in the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry transfer procedures described above, such old notes will be credited to an account maintained with DTC for the old notes) as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be re-tendered by following one of the procedures described under "Procedures for Tendering Old Notes" above at any time on or prior to the expiration date.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provisions of the exchange offer, we are not required to accept for exchange, or to issue exchange notes in exchange for old notes, and we may terminate or amend the exchange offer, if at any time before the acceptance of such old notes for exchange or the exchange of the exchange notes for such old notes, such acceptance or issuance would violate applicable law or any interpretation of the SEC's staff.

     The condition in the paragraph immediately above is for our sole benefit and may be asserted by us regardless of the circumstances giving rise to such condition. Our failure at any time to exercise the foregoing rights is not to be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

     In addition, we will not accept for exchange any old notes tendered, and no exchange notes will be issued in exchange for any such old notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act.

EXCHANGE AGENT

     Bank One Trust Company, National Association has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at one of the addresses set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent, addressed as follows:

     Deliver To:

          Bank One Trust Company, National Association, Exchange Agent

                        By Registered or Certified Mail:

                             One North State Street
                                    9th Floor
                                Chicago, IL 60602
                              Attention: Exchanges

                                  By Facsimile:
                                  312-407-8853

                   To Confirm by Telephone or for Information:
                                 (800) 524-9472

     Delivery to an address other than as set forth above or transmission of instructions via facsimile other than as set forth above does not constitute a valid delivery.

FEES AND EXPENSES

     The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by our officers, regular employees, affiliates and agents. We will not pay any additional compensation to any such officers and employees who engage in soliciting tenders. We will not make any payment to brokers, dealers, or others soliciting acceptances of the exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

     The estimated cash expenses to be incurred in connection with the exchange offer will be paid by us and are estimated in the aggregate to be $200,000.

ACCOUNTING TREATMENT

     The exchange notes will be recorded at the same carrying value as the old notes. Accordingly, DPL will not recognize any gain or loss for accounting purposes. DPL intends to amortize the expenses of the exchange offer and issuance of the old notes over the term of the exchange notes.

RESALE OF THE EXCHANGE NOTES

     Based on an interpretation by the SEC's staff contained in several no-action letters issued to third parties, we believe that the exchange notes issued pursuant to the exchange offer may be offered for resale, resold and otherwise transferred after the exchange offer by any holder of exchange notes (other than a holder which is our "affiliate" within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, if such holder:

     o acquires the exchange notes in the ordinary course of his or her business; and

     o does not intend to participate, and has no arrangement with any person to participate, in a distribution of the exchange notes.

     Any holder of the old notes who tenders in the exchange offer with the intention to participate, or for the purpose of participating, in a distribution of the exchange notes may not rely on the position of the staff of the Commission enunciated in the "Exxon Capital Holdings Corporation" or similar no-action letters (the Exxon Capital Letters) but rather must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. In addition, any such resale transaction should be covered by an effective registration statement containing the selling security holders information required by Item 507 of Regulation S-K of the Securities Act. Each broker-dealer that receives exchange notes for its own account in exchange for the old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, may be a statutory underwriter and must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes.

     By tendering in the exchange offer, each holder will represent to us (which representation may be contained in the Letter of Transmittal) to the effect that:

     o    it is not our affiliate;

     o it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the exchange notes to be issued in the exchange offer; and

     o    it is acquiring the exchange notes in its ordinary course of business.

     Each holder will acknowledge and agree that any broker-dealer and any such holder using the exchange Offer to participate in a distribution of the exchange notes acquired in the exchange offer:

     o could not under Commission policy as in effect on the date of the registration rights agreement rely on the position of the Commission enunciated in the Exxon Capital letters;

     o must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 of Regulation S-K if the resales are of exchange notes obtained by such Holder in exchange for old notes acquired by such Holder directly from us or our affiliate.

                        DESCRIPTION OF THE EXCHANGE NOTES

     The old notes were, and the exchange notes will be, issued pursuant to an indenture dated as of March 1, 2000, between us and Bank One Trust Company, National Association and an officer's certificate establishing the old notes and the exchange notes. Selected provisions of the exchange notes and the indenture, including the officer's certificate pursuant to which the terms of the exchange notes were established, are summarized below. This summary is not complete. You should read those documents for a better understanding of all of the provisions of those documents that may be important to you.

GENERAL

     The indenture provides for the issuance by us of debt securities, including the notes, and other unsecured evidences of indebtedness in series from time to time ("debt securities") in an unlimited amount. We have previously issued two series of debt securities under the indenture in the aggregate principal amount of $425 million. In an exchange offer similar to that described in this prospectus, the first series of debt securities was exchanged for the second series. The exchange notes issued pursuant to this exchange offering will be issued as a series of debt securities under the indenture and will be our unsecured obligations that, so long as they are unsecured, will rank equally in right of payment of principal and interest with all of our other existing and future senior unsecured and unsubordinated debt. As of September 30, 2001, our aggregate outstanding debt that would have ranked equally with the exchange notes was approximately $1,084 million. The indenture provides that we may not grant a lien on the capital shares of DP&L to secure our indebtedness, as defined in the indenture, without similarly securing the exchange notes, with certain exceptions. However, the indenture does not limit the aggregate amount of debt we or our subsidiaries may incur. We are a holding company that derives substantially all of our income from our operating subsidiaries. Our operating subsidiaries are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any dividends or make any other distributions to us or to otherwise pay amounts due with respect to the exchange notes or to make funds available for such payments. The exchange notes, therefore, will be effectively subordinated to debt and preferred stock at the subsidiary level. As of September 30, 2001, our subsidiaries, including DP&L, had approximately $690 million of aggregate outstanding debt and preferred stock.

PRINCIPAL AMOUNT, INTEREST AND MATURITY

     The exchange notes are initially being offered in the aggregate principal amount of $400,000,000. The indenture permits us to "reopen" the offering of the old notes without the consent of the holders of the exchange notes. Accordingly, the principal amount of exchange notes may be increased in the future on the same terms and conditions and with the same CUSIP numbers) as the exchange notes being offered by this prospectus. Exchange of the old notes for the exchange notes or beneficial interests therein may be made in minimum denominations of $1,000 and in integral multiples of $1,000 over such amount.

     The exchange notes will mature on September 1, 2011 and are not subject to any sinking fund provision. The exchange notes will bear interest from the date of original issuance thereof at the rate per annum shown on the cover page of this prospectus, payable semi-annually in arrears on March 1 and September 1 of each year, commencing March 1, 2002. Interest will be paid to the persons in whose names exchange notes are registered at the close of business on the February 15 or August 15 next preceding each semi-annual interest payment date. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full month, on the basis of the actual number of days elapsed. In the event that any date on which interest is payable on the exchange notes is not a business day, the payment of the interest payable on such date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date the payment was originally payable. The term "business day" means any day, other than a Saturday or Sunday, or which is not a day on which banking institutions or trust companies in The City of New York are generally authorized or required by law, regulation or executive order to remain closed.

     We will make principal and interest payments on the exchange notes, other than certificated notes, to Cede & Co. (as nominee of DTC) so long as Cede & Co. is the registered owner. Disbursement of such payments to DTC's participants is the responsibility of DTC, and disbursement of such payments to the beneficial owners of the exchange notes is the responsibility of DTC participants and indirect participants in DTC, all as described below under "Book-Entry, Delivery and Form."

OPTIONAL REDEMPTION

     We may redeem the exchange notes, in whole or in part, at any time prior to maturity at a redemption price equal to the Make-Whole Amount, as described below, plus accrued interest, if any, to the redemption date with respect to the exchange notes, or portion thereof, being redeemed.

     "Comparable Treasury Issue" means, with respect to any redemption date, the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the time period from the redemption date to September 1, 2011 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the time period. If no United States Treasury security has a maturity which is within a period from three months before to three months after September 1, 2011, the two most closely corresponding United States Treasury securities will be used as the Comparable Treasury Issue, and the Treasury Rate will be interpolated and extrapolated on a straight-line basis, rounding to the nearest month using such securities.

     "Comparable Treasury Price" means (1) the average of up to five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations or (2) if the trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Quotations.

     The "Make-Whole Amount" will be equal to the greater of (1) 100% of the principal amount of the exchange notes being redeemed or (2) as determined by a Quotation Agent as of the redemption date, the sum of the present value of the scheduled payments of principal and interest on such exchange notes from the redemption date to September 1, 2011, discounted to the redemption date on a semi-annual basis' (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Rate plus 25 basis points.

     "Quotation Agent" means Morgan Stanley & Co. Incorporated and its successors as selected by us; provided, however, that if any of the foregoing ceases to be a primary United States Government securities dealer in New York City (a "Primary Treasury Dealer"), we will substitute therefor another Primary Treasury Dealer.

     "Reference Treasury Dealer" means (1) Morgan Stanley & Co. Incorporated and its successors; provided, however, that if any of the foregoing ceases to be a Primary Treasury Dealer, we shall substitute therefor another Primary Treasury Dealer and (2) up to four other Primary Treasury Dealers selected by the trustee after consultation with us.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

     "Treasury Rate" means (1) the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated "H.15 (519)" or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the time period from the redemption date to September 1, 2011 (if no maturity is within three months before or after such time period, yields for the two published maturities most closely corresponding to such time period will be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated on the third business day preceding the redemption date.

     Notice of any redemption will be mailed at least 30 days but no more than 60 days before the redemption date to each holder of exchange notes to be redeemed. If, at the time notice of redemption is given, the redemption moneys are not held by the trustee, the redemption may be made subject to their receipt on or before the date fixed for redemption and such notice shall be of no effect unless such moneys are so received. Upon payment of the redemption price, on and after the redemption date interest will cease to accrue on the exchange notes or portions thereof called for redemption.

PAYMENT AND PAYING AGENTS

     Interest on each exchange note on each interest payment date will be paid to the person in whose name such note is registered as of the close of business on the regular record date relating to that interest payment date; provided, however, that interest payable at maturity (whether at stated maturity, upon redemption or otherwise, a "maturity") will be paid to the person to whom principal is paid. However, if there has been a default in the payment of interest on any note, such defaulted interest may be payable to the person in whose name such exchange note is registered as of the close of business on a date selected by the trustee which is not more than 15 days and not less than 10 days prior to the date we propose for payment of such defaulted interest or in any other lawful manner not inconsistent with the requirements of any securities exchange on which such note may be listed, if the trustee deems such manner of payment practicable.

     The principal of and premium, if any, and interest on, the exchange notes at maturity will be payable upon presentation of the exchange notes at the designated corporate trust operations office of Bank One Trust Company, National Association in the City of New York, as our paying agent. We may change the place of payment on the exchange notes, may appoint one or more additional paying agents (including us) and may remove any paying agent, all at our discretion.

REGISTRATION AND TRANSFER

     The transfer of exchange notes may be registered, and exchange notes may be exchanged for other notes of the same series, of authorized denominations and of like tenor and aggregate principal amount, at the corporate trust office of Bank One in the City of Chicago, as security registrar for the exchange notes. We may change the place for registration of transfer and exchange of the exchange notes and may designate one or more additional places for such registration and exchange, all at our discretion. No service charge will be made for any transfer or exchange of the exchange notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of the exchange notes. We will not be required to execute or to provide for the registration of transfer of, or the exchange of, (a) any exchange notes during a period of 15 days prior to giving any notice of redemption or (b) any exchange notes selected for redemption in whole or in part, except the unredeemed portion of any exchange notes being redeemed in part.

DEFEASANCE

     The principal amount of any series of debt securities issued under the indenture, including the exchange notes, will be deemed to have been paid for purposes of the indenture and our entire indebtedness in respect of the indenture will be deemed to have been satisfied and discharged upon fulfillment of certain conditions if there has been irrevocably deposited with the trustee or any paying agent, in trust: (a) money in an amount which will be sufficient, or (b) in the case of a deposit made prior to the maturity of the debt securities, eligible obligations (as defined below), the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide moneys which, together with the money, if any, deposited with or held by the trustee, will be sufficient, or (c) a combination of (a) and (b) which will be sufficient, to pay when due the principal of and premium, if any, and interest, if any, due and to become due on the debt securities of such series that are outstanding. For this purpose, "eligible obligations" include direct obligations of, or obligations unconditionally guaranteed by, the United States entitled to the benefit of the full faith and credit thereof and certificates, depositary receipts or other instruments which evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof and which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof.

LIMITATION ON LIENS

     The indenture provides that, except as otherwise specified with respect to a particular series of debt securities, so long as any debt securities of any series are outstanding, including the exchange notes, we will not pledge, mortgage, hypothecate or grant a security interest in, or permit any mortgage, pledge, security interest or other lien upon, any capital shares of DP&L now or hereafter owned by us to secure any Indebtedness (as described below), without making effective provision whereby the outstanding debt securities will (so long as such other Indebtedness is so secured) be equally and ratably secured with any and all such other Indebtedness and any other indebtedness similarly entitled to be equally and ratably secured. This restriction does not apply to, or prevent the creation or existence of,

     o any mortgage, pledge, security interest, lien or encumbrance upon any such capital shares created at the time of the acquisition of such capital shares by us or within one year after such time to secure all or a portion of the purchase price for such capital shares;

     o any mortgage, pledge, security interest, lien or encumbrance upon any such capital shares existing thereon at the time of the acquisition thereof by us (whether or not the obligations secured thereby are assumed by us); or

     o any extension, renewal or refunding of any mortgage, pledge, security interest, lien or encumbrance described in the first two bullets on capital shares of DP&L theretofore subject thereto (or substantially the same capital shares) or any portion thereof.

     In addition, this restriction will not apply to, and there will be excluded in computing secured Indebtedness for the purpose of such restriction, Indebtedness secured by any judgment, levy, execution, attachment or other similar lien arising in connection with court proceedings, provided that either
(1) the execution or enforcement of each such lien is effectively stayed within 30 days after entry of the corresponding judgment (or the corresponding judgment has been discharged within such 30 day period) and the claims secured thereby are being contested in good faith by appropriate proceedings timely commenced and diligently prosecuted; (2) the payment of each such lien is covered in full by insurance and the insurance company has not denied or contested coverage thereof; or (3) so long as each such lien is adequately bonded, any appropriate legal proceedings that may have been duly initiated for the review of the corresponding judgment, decree or order have not been fully terminated or the period within which such proceedings may be initiated has not expired.

     Notwithstanding the foregoing, except as otherwise specified with respect to a particular series of debt securities, we may, without securing the debt securities of that series, including the exchange notes, pledge, mortgage, hypothecate or grant a security interest in, or permit any mortgage, pledge, security interest or other lien (in addition to liens expressly permitted as described in the preceding paragraphs) upon, capital shares of DP&L now or hereafter owned by us to secure any Indebtedness (which would otherwise be subject to the foregoing restriction) in an aggregate amount which, together with all other such Indebtedness, does not exceed 10% of Consolidated Capitalization. As of September 30, 2001, our Consolidated Capitalization was approximately $3.3 billion.

     "Assets" of any person means the whole or any part of its business, property, assets, cash and receivables.

     "Consolidated Capitalization" means the sum obtained by adding (1) Consolidated Shareholders' Equity, (2) Consolidated Indebtedness for money borrowed (exclusive of any Consolidated Indebtedness which is due and payable within one year of the date such sum is determined) and, without duplication,
(3) any of our preference or preferred shares or of any Consolidated Subsidiaries which is subject to mandatory redemption or sinking fund provisions.

     "Consolidated Indebtedness" means total indebtedness as shown on the consolidated balance sheet of us and our Consolidated Subsidiaries.

     "Consolidated Shareholders' Equity" means our total Assets and of our Consolidated Subsidiaries less all of our liabilities and of our Consolidated Subsidiaries. As used in the foregoing definition, "liabilities" (1) means all obligations which would, in accordance with generally accepted accounting principles in the United States, be classified on a balance sheet as liabilities, including without limitation, (a) indebtedness secured by our property or of any of our Consolidated Subsidiaries whether or not we or such Consolidated Subsidiary are liable for the payment thereof unless, in the case that we or such Consolidated Subsidiary are not so liable, such property has not been included among our Assets or those of such Consolidated Subsidiary on such balance sheet, (b) deferred liabilities and (c) indebtedness of ours or any of our Consolidated Subsidiaries that is expressly subordinated in right and priority of payment to other liabilities of ours or such Consolidated Subsidiary and (2) includes our preference or preferred stock or of any Consolidated

Subsidiary only to the extent of any such preference or preferred stock that is subject to mandatory redemption or sinking fund provisions.

     "Consolidated Subsidiary" means at any date any Subsidiary the financial statements of which under generally accepted accounting principles in the United States would be consolidated with ours in our consolidated financial statements as of such date. "Indebtedness" means

     o all indebtedness, whether or not represented by bonds, debentures, notes or other securities, created or assumed by us for the repayment of money borrowed;

     o all indebtedness for money borrowed secured by a lien upon property owned by us and upon which indebtedness for money borrowed by us customarily pays interest, even though we have not assumed or become liable for the payment of such indebtedness for money borrowed; and

     o all indebtedness of others for money borrowed which is guaranteed as to payment of principal by us or in effect guaranteed by us through a contingent agreement to purchase such indebtedness, but excluding from this definition any other contingent obligation of ours in respect of indebtedness for money borrowed or other obligations incurred by others.

     "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by us or by one or more other Subsidiaries, or by us and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock that ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     Under the terms of the indenture, we may not consolidate with or merge into any other entity or convey, transfer or lease our properties and assets substantially as an entirety to any entity, unless (i) the entity formed by such consolidation or into which we are merged or the entity which acquires by conveyance or transfer, or which leases, our property and assets substantially as an entirety will be an entity organized and validly existing under the laws of any domestic jurisdiction of the United States and such entity expressly assumes our obligations on all debt securities and under the indenture, (ii) immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, will have occurred and be continuing, and (iii) we have delivered to the trustee an officer's certificate and an opinion of counsel as provided in the indenture, as well as an opinion of independent tax counsel to the effect that the contemplated actions will not cause the holders of the exchange notes to recognize income, gain or loss for United States federal income tax purposes as a result of such consolidation, merger or sale of assets and the holders of the exchange notes will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such consolidation, merger or sale of assets had not occurred. The terms of the indenture do not restrict us in a merger in which we are the surviving entity.

EVENTS OF DEFAULT

     Each of the following will constitute an event of default under the indenture with respect to the debt securities of any series, including the exchange notes:

     o failure to pay any interest on the debt securities of such series within 30 days after the same becomes due and payable;

     o failure to pay principal or premium, if any, on the debt securities of such series when due and payable;

     o default in the payment of any sinking fund installment, when and as due;

     o failure to perform, or breach of, any of our other covenants or warranties in the indenture (other than a covenant or warranty in the indenture solely for the benefit of one or more series of debt securities other than such series) for 60 days after written notice to us by the trustee, or to us and the trustee by the holders of at least 33% in principal amount of the debt securities of such series outstanding under the indenture as provided in the indenture; or

     o certain events in bankruptcy, insolvency or reorganization with respect to us.

     Additional events of default for a series of debt securities may be specified at the time such series is created. An event of default with respect to the debt securities of a particular series may not necessarily constitute an event of default with respect to debt securities of any other series issued under the indenture.

REMEDIES

     If an event of default due to the default in payment of principal of or interest on, or payment of any sinking fund installment with respect to, any series of debt securities or due to the default in the performance or breach of any of our other covenants or warranties applicable to the debt securities of such series but not applicable to all series occurs and is continuing, then either the trustee or the holders of 33% in principal amount of the outstanding debt securities of such series may declare the principal of all of the debt securities of such series and interest accrued thereon to be due and payable immediately. If there is an event of default due to the default in the performance of any other covenants or agreements in the indenture applicable to all outstanding debt securities, either the trustee or the holders of not less than 33% in principal amount of all outstanding debt securities, considered as one class, and not the holders of the debt securities of any one of such series, may make such declaration of acceleration. In certain events of bankruptcy, insolvency, reorganization, assignment or receivership with respect to us, the principal and interest on the exchange notes will automatically become due and payable.

     At any time after the declaration of acceleration with respect to the debt securities of any series has been made and before a judgment or decree for payment of the money due has been obtained, the event or events of default giving rise to such declaration of acceleration will, without further act, be deemed to have been waived, and such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled, if:

     (1)  we have paid or deposited with the trustee a sum sufficient to pay:

          o    all overdue interest on all debt securities of such series;

          o the principal of and premium, if any, on any debt securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such debt securities;

          o interest upon overdue interest at the rate or rates prescribed therefor in such debt securities, to the extent that payment of such interest is lawful;

          o    all amounts due to the trustee under the indenture; and

     (2) any other event or events of default with respect to debt securities of such series, other than the nonpayment of the principal of and accrued interest on the debt securities of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided in the indenture.

     Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless such holders have offered to the trustee reasonable indemnity. If an event of default has occurred and is continuing in, respect of a series of debt securities, subject to such provisions for the indemnification of the trustee, the holders of a majority in principal amount of the outstanding debt securities of such series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of such series; provided, however, that if an event of default occurs and is continuing with respect to more than one series of debt securities, the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series, considered as one class, will have the right to make such direction, and not the holders of the debt securities of any one of such series; and provided further that such direction will not be in conflict with any rule of law or with the indenture.

     No holder of debt securities of any series will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (1) such holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of such series, (2) the holders of a majority in aggregate principal amount of the outstanding debt securities of all series in respect of which an event of default has occurred and is continuing, considered as one class, have made written request to the trustee, and such holder or holders have offered reasonable indemnity to the trustee to institute such proceeding in respect of such event of default in its own name as trustee and (3) the trustee has failed to institute any proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request, within 60 days after such notice, request and offer. However, such limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal of or any premium or interest on such debt security on or after the applicable due date specified in such debt security.

     We will be required to furnish to the trustee annually a statement by an appropriate officer as to such officer's knowledge of our compliance with all conditions and covenants under the indenture, such compliance to be determined without regard to any period of grace or requirement of notice under the indenture.

MODIFICATION AND WAIVER

     Without the consent of any holder of debt securities, we and the trustee may enter into one or more supplemental indentures for any of the following purposes:

     o to evidence the assumption by any permitted successor to us of our covenants in the indenture and in the debt securities, so long as we obtain an opinion of independent tax counsel to the effect that the actions contemplated by the supplemental indenture will not cause the holders of the exchange notes to recognize income, gain or loss for United States federal income tax purposes as a result of such actions and the holders of the exchange notes will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such actions had not occurred; or

     o to add one or more of our covenants or other provisions for the benefit of all holders or for the benefit of the holders of, or to remain in effect only so long as there will be outstanding, debt securities of one or more specified series, or one or more specified tranches thereof, or to surrender any right or power conferred upon us by the indenture; or

     o to add any additional events of default with respect to outstanding debt securities; or

     o to change or eliminate any provision of the indenture or to add any new provision to the indenture, provided that if such change, elimination or addition will adversely affect the interests of the holders of debt securities of any series or tranche in any material respect, such change, elimination or addition will become effective with respect to such series or tranche only

              - when the consent of the holders of debt securities of such series or tranche has been obtained in accordance with the indenture, or

              - when no debt securities of such series or tranche remain outstanding under the indenture; or

     o to provide collateral security for all but not part of the debt securities; or

     o to establish the form or terms of debt securities of any other series or tranche as permitted by the Indenture; or

     o to provide for the authentication and delivery of bearer securities and coupons appertaining thereto representing interest, if any, thereon and for the procedures for the registration, exchange and replacement thereof and for the giving of notice to, and the solicitation of the vote or consent of, the holders thereof, and for any and all other matters incidental thereto; or

     o to evidence and provide for the acceptance of appointment of a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as will be necessary to provide for or to facilitate the administration of the trusts under the indenture by more than one trustee; or

     o to provide for the procedures required to permit the utilization of a noncertificated system of registration for the debt securities of all or any series or tranche; or

     o    to change any place where

              - the principal of and premium, if any, and interest, if any, on all or any series or tranche of debt securities will be payable,

              - all or any series or tranche of debt securities may be surrendered for registration of transfer or exchange and

              - notices and demands to or upon us in respect of debt securities and the indenture may be served; or

     o to cure any ambiguity or inconsistency or to add or change any other provisions with respect to matters and questions arising under the indenture, provided such changes or additions will not adversely affect the interests of the holders of debt securities of any series or tranche in any material respect.

     The holders of a majority in aggregate principal amount of the debt securities of all series then outstanding may waive our compliance with certain restrictive provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to such series, except a default in the payment of principal, premium, or interest and certain covenants and provisions of the indenture that cannot be modified or be amended without the consent of the holder of each outstanding debt security of such series affected.

     Without limiting the generality of the foregoing, if the Trust Indenture Act is amended after the date of the indenture in such a way as to require changes to the indenture or the incorporation therein of additional provisions or so as to permit changes to, or the elimination of, provisions which, at the date of the indenture or at any time thereafter, were required by the Trust Indenture Act to be contained in the indenture, the indenture will be deemed to have been amended so as to conform to such amendment of the Trust Indenture Act or to effect such changes, additions or elimination, and we and the trustee may, without the consent of any holders, enter into one or more supplemental indentures to evidence or effect such amendment.

     Except as provided above, the consent of the holders of a majority in aggregate principal amount of the debt securities of all series then outstanding, considered as one class, is required for the purpose, of adding any provisions to, or changing in any manner, or eliminating any of the provisions of, the indenture or modifying in any manner the rights of the holders of such debt securities under the indenture pursuant to one or more supplemental indentures; provided, however, that if less than all of the series of debt securities outstanding are directly affected by a proposed supplemental indenture, then the consent only of the holders of a majority in aggregate principal amount of outstanding debt securities of all series so directly affected, considered as one class, will be required; and provided further that if the debt securities of any series has been issued in more than one tranche and if the proposed supplemental indenture will directly affect the rights of the holders of debt securities of one or more, but less than all, of such tranches, then the consent only of the holders of a majority in aggregate principal amount of the outstanding debt securities of all tranches so directly affected, considered as one class, will be required; and provided further that no such amendment or modification may

     o change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, or reduce the principal amount thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or change the method of calculating such rate or reduce any premium payable upon the redemption thereof, or change the coin or currency (or other property) in which any debt security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of any debt security (or, in the case of redemption, on or after the redemption date) without, in any such case, the consent of the holder of such debt security,

     o reduce the percentage in principal amount of the outstanding debt securities of any series, or any tranche thereof, the consent of the holders of which is required for any such supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with any provision of the indenture or any default thereunder and its consequences, or reduce the requirements for quorum or voting, without, in any such case, the consent of the holder of each outstanding debt security of such series or tranche, or

     o modify certain of the provisions of the indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the debt securities of any series or tranche, without the consent of the holder of each outstanding debt security affected thereby. A supplemental indenture which changes or eliminates any covenant or other provision of the indenture which has expressly been included solely for the benefit of one or more particular series of debt securities or one or more tranches thereof, or modifies the rights of the holders of debt securities of such series or tranche with respect to such covenant or other provision, will be deemed not to affect the rights under the indenture of the holders of the debt securities of any other series or tranche.

     The indenture provides that in determining whether the holders of the requisite principal amount of the outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver under the indenture, or whether a quorum is present at the meeting of the holders of debt securities, debt securities owned by us or any other obligor upon the debt securities or any affiliate of ours or of such other obligor (unless we, such affiliate or such obligor own all debt securities outstanding under the indenture, determined without regard to this provision) will be disregarded and deemed not to be outstanding.

     If we solicit from holders any request, demand, authorization, direction, notice, consent, election, waiver or other act, we may, at our option, fix in advance a record date for the determination of holders entitled to give such request, demand, authorization, direction, notice, consent, election, waiver or other such act, but we will have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, election, waiver or other act may be given before or after such record date, but only the holders of record at the close of business on such record date will be deemed to be holders for the purposes of determining whether holders of the requisite proportion of the outstanding debt securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, election, waiver or other act, and for that purpose the outstanding debt securities will be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder will bind every future holder of the same debt security and the holder of every debt security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the trustee or us in reliance thereon, whether or not notation of such action is made upon such debt security.

RESIGNATION OF TRUSTEE

     The trustee may resign at any time by giving written notice thereof to us or may be removed at any time with respect to the debt securities of any series by act of the holders of a majority in principal amount of that series of debt securities then outstanding delivered to the trustee and us. No resignation or removal of the trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the indenture. So long as no event of default or event which, after notice or lapse of time, or both, would become an event of default has occurred and is continuing and except with respect to a trustee appointed by act of the holders, if we have delivered to the trustee a resolution of our board of directors appointing a successor trustee and such successor has accepted such appointment in accordance with the terms of the indenture, the trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the indenture.

NOTICES

     Notices to holders of debt securities will be given by first class mail to the addresses of such holders as they may appear in the security register therefor.

GOVERNING LAW

     The indenture and the debt securities are to be governed by, and to be construed in accordance with, the laws of the State of New York.

REGARDING THE TRUSTEE

     The trustee under the indenture is Bank One Trust Company, National Association. We and DP&L also maintain various banking, trust and other relationships with Bank One Trust Company, National Association, and its affiliates.

BOOK-ENTRY, DELIVERY AND FORM

  GENERAL

     The exchange notes will be issued in the form of one or more fully registered securities in global form. The global notes will be deposited with, or on behalf of, The Depository Trust Company and registered in the name of The Depositary Trust Company or its nominee.

     Upon issuance of the global notes, The Depositary Trust Company or its nominee will credit, on its book-entry registration and transfer system, the respective principal amount of the individual beneficial interests represented by such global notes to the accounts of persons who have accounts with the depository. Ownership of beneficial interests in the global notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by The Depositary Trust Company or its nominee (with respect to the participants' interests) for the global notes, or by participants or persons that hold interests through participants (with respect to beneficial interests of persons other than participants). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of the securities in definitive form. These limits and laws may impair the ability to transfer or pledge beneficial interests in the global notes.

     So long as The Depositary Trust Company, or its nominee, is the registered holder of any global notes, The Depositary Trust Company or such nominee, as the case may be, will be considered the sole legal owner of the global notes for all purposes under the indenture and the exchange notes. Except as set forth below, owners of beneficial interests in global notes will not be entitled to have their global notes registered in their names, will not receive or be entitled to receive physical delivery in exchange therefor and will not be considered to be the owners or holders of their global notes for any purpose under the securities or the indenture. We understand that under existing industry practice, in the event an owner of a beneficial interest in a global note desires, to take any action that The Depositary Trust Company, as the holder of the global note, is entitled to take, The Depositary Trust Company would authorize the participants to take that action, and that the participants would authorize beneficial owners owning through those participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

     Any payment of principal or interest due on the exchange notes on any interest payment date or at maturity will be made available by us to the trustee by that date. As soon as practicable thereafter, the trustee will make those payments to The Depositary Trust Company or its nominee, as its nominee, as the case may be, as the registered owner of the global notes representing the exchange notes in accordance with existing arrangements between the trustee and The Depositary Trust Company.

     We expect that The Depositary Trust Company or its nominee, upon receipt of any payment of principal or interest in respect of the global notes, will credit immediately the accounts of the related participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global notes as shown on the records of The Depositary Trust Company. We also expect that payments by participants to owners of beneficial interests in the global notes held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

     Neither us, nor the trustee, nor any payment agent for the global notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in any of the global notes or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests or for other aspects of the relationship between The Depositary Trust Company and its participants or the relationship between the participants and the owners of beneficial interests in the global notes owning through the participants.

     Unless and until exchanged in whole or in part for securities in definitive form in accordance with the terms of the securities, the global notes may not be transferred except as a whole by the The Depositary Trust Company to a nominee of The Depositary Trust Company or by a nominee of the The Depositary Trust Company to The Depositary Trust Company or another nominee of The Depositary Trust Company or by The Depositary Trust Company or any such nominee to a successor of The Depositary Trust Company or a nominee of each successor.

     Although The Depositary Trust Company has agreed to the foregoing procedures in order to facilitate transfers of interests in the global notes among participants of The Depositary Trust Company, it is under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the trustee nor us will have any responsibility for the performance by The Depositary Trust Company or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations. We and the trustee may conclusively rely on, and shall be protected in relying on, instructions from The Depositary Trust Company for all purposes.

CERTIFICATED NOTES

     Securities that are originally issued to institutional "accredited investors" who are not qualified institutional buyers will be sold in certificated form.

     The global notes shall be exchangeable for corresponding certificated securities registered in the name of persons other than The Depositary Trust Company or its nominee only if:

     o The Depositary Trust Company (a) notifies us that it is unwilling or unable to continue as the depositary for any of the global notes or
          (b) at any time ceases to be a clearing agency registered under the exchange act,

     o there shall have occurred and be continuing an event of default (as defined in the indenture) with respect to the applicable securities or

     o We execute and deliver to the trustee an order that the global notes shall be so exchangeable.

     Any certificated securities will be issued only in fully registered form and shall be issued without coupons in minimum denominations of $1,000 and in integral multiples of $1,000. Any certificated securities so issued will be registered in the names and in the denominations as The Depositary Trust Company shall request.

THE CLEARING SYSTEM

     The Depositary Trust Company has advised us as follows: The Depositary Trust Company is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and "a clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary Trust Company was created to hold securities of institutions that have accounts with The Depositary Trust Company ("participants") and to facilitate the clearance and settlement of securities transactions among it participants in such securities through electronic book-entry changes in accounts of participants, thereby eliminating the need for physical movement of securities certificates. The Depositary Trust Company's participants include securities brokers and dealers (which may include the initial purchasers of the old notes), bank, trust companies, clearing corporations and certain other organizations. Access to The Depositary Trust Company's book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

LACK OF PUBLIC MARKET

     The exchange notes are new issues of securities for which there is currently no active trading market. If any exchange notes are traded after their initial issuance, they may trade at a discount from their face value, depending upon prevailing interest rates, the market for similar securities and other factors, including general economic conditions and our financial condition, performance and prospects.

              CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following summary describes certain United States federal income tax consequences of the purchase, ownership and disposition of the exchange notes as of the date of this prospectus and represents the opinion of Thelen Reid & Priest LLP, our counsel, insofar as it relates to matters of law or legal conclusions. Except where noted, it deals only with exchange notes held as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, and does not deal with special situations, such as those of dealers in securities or currencies, banks, financial institutions, tax-exempt organizations, life insurance companies, real estate investment trusts, regulated investment companies, persons holding exchange notes as a part of a hedging or conversion transaction or a straddle, persons who mark to market their securities, United States Holders (as defined below) whose functional currency is not the United States dollar, or persons who are not United States Holders. In addition, this discussion does not address the tax consequences to persons who purchase exchange notes other than pursuant to their initial issuance and distribution. It also does not include any description of any alternative minimum tax consequences or of the tax laws of any state, local or foreign jurisdiction. Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code and income tax regulations, administrative rulings and judicial decisions under the Internal Revenue Code as of the date of this prospectus, and those authorities may be repealed, revoked or modified at any time, with either forward-looking or retroactive effect, so as to result in United States federal income tax consequences different from those discussed below.

PROSPECTIVE PURCHASERS OF EXCHANGE NOTES ARE ADVISED TO CONSULT WITH THEIR TAX ADVISORS AS TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF EXCHANGE NOTES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECTS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS.

     As used herein, a "United States Holder" means a beneficial owner of an exchange note that is, for United States federal income tax purposes, a citizen or resident of the United States, a corporation or other entity treated as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States or any political subdivision thereof, an estate, the income of which is subject to United States federal income taxation regardless of its source, or a trust, the administration of which is subject to the primary supervision of a court within the United States and for which one or more United States persons have the authority to control all substantial decisions. As used herein, the term "Non-United States Holder" means a beneficial owner of an exchange note that is not a United States Holder.

   UNITED STATES HOLDERS

     Payments of Interest

     Stated interest on an exchange note will generally be taxable to a United States Holder as ordinary income at the time it is paid or accrued in accordance with the United States Holder's method of accounting for tax purposes.

     Sale, Exchange and Redemption of the Exchange Notes

     Upon the sale, exchange, redemption or other taxable disposition of exchange notes, a United States Holder will recognize gain or loss equal to the difference between the amount realized upon the disposition, other than amounts attributable to accrued but unpaid interest, and the holder's adjusted tax basis in the exchange notes. A United States Holder's adjusted tax basis will be, in general, its initial purchase price for the exchange notes, net of accrued interest. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if at the time of the disposition, the exchange notes have been held for more than one year. Under current law, the deductibility of capital losses is subject to limitations. The net capital gains of individuals are taxed at lower rates than ordinary income.

     Neither the exchange of old notes for exchange notes in the exchange offer nor the SEC registration of exchange notes will constitute a taxable exchange of the exchange notes for United States federal income tax purposes. Thus, there will be no material United States federal income tax consequences to a United States Holder as a result of (i) exchanging exchange notes for exchange notes in the exchange offer or (ii) the SEC registration of exchange notes. Accordingly, the holder of exchange notes received pursuant to the exchange offer will have the same adjusted tax basis and holding period in its exchange notes as such holder had in its original notes immediately prior to the exchange.

   NON-UNITED STATES HOLDERS

     Payments of Interest

     Subject to the discussion below concerning backup withholding, no withholding of United States federal income tax will be required with respect to the payment by us or any paying agent of principal or interest on an exchange note held by a Non-United States Holder, provided that the beneficial owner (1) does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of Section 871(h)(3) of the Internal Revenue Code and the regulations thereunder; (2) is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership; (3) is not a bank whose receipt of interest on an exchange note is described in Section 881(c)(3)(A) of the Internal Revenue Code; and (4) satisfies the statement requirement, described generally below, set forth in Section 871(h) and Section 881(c) of the Internal Revenue Code and the regulations thereunder.

     To satisfy the requirement referred to in clause (4) above, the beneficial owner of an exchange note, or a financial institution holding the exchange note on behalf of such owner, must provide, in accordance with specified procedures, us or our paying agent with a statement to the effect that the beneficial owner is not a United States person. These requirements will be met if (1) the beneficial owner provides its name and address, and certifies, under penalties of perjury, that it is not a United States person, which certification should be made on an IRS Form W-8BEN; or (2) a financial institution holding the exchange note on behalf of the beneficial owner certifies, under penalties of perjury, that such statement has been received by it and furnishes a paying agent with a copy thereof.

     In the event that any of the above requirements is not satisfied, we will nonetheless not withhold United States federal income tax on interest paid to a Non-United States Holder if we receive IRS Form W-8ECI from the Non-United States Holder, establishing that such income is effectively connected with the conduct of a trade or business in the United States, unless we have knowledge to the contrary. Interest paid to a Non-United States Holder that is effectively connected with the conduct by the holder of a trade or business in the United States is generally taxed at the graduated rates that are applicable to United States persons. In the case of a Non-United States Holder that is a corporation, such effectively connected income may also be subject to the United States federal branch profits tax, which is generally imposed on a foreign corporation on the deemed repatriation from the United States of effectively connected earnings and profits, at a 30% rate, unless the rate is reduced or eliminated by an applicable income tax treaty and the Non-United States Holder is a qualified resident of the treaty country.

     Sale, Exchange and Redemption of the Exchange Notes

     A Non-United States Holder generally will not be subject to United States federal income tax with respect to gain recognized on a sale, exchange or redemption of an exchange note unless (1) the gain is effectively connected with a trade or business of the Non-United States Holder in the United States; (2) in the case of a Non-United States Holder who is an individual and holds the exchange note as a capital asset, such holder is present in the United States for 183 or more days in the taxable year of the sale or other disposition and certain other conditions are met; or (3) the Non-United States Holder is subject to tax pursuant to certain provisions of the Internal Revenue Code applicable to United States expatriates. However, any amount attributable to accrued but unpaid interest on the exchange note will be treated in the same manner as payments of interest made to such Non-United States Holder, as described above.

     Gain derived by a Non-United States Holder from the sale or other disposition of an exchange note that is effectively connected with the conduct by the holder of a trade or business in the United States is generally taxed at the graduated rates that are applicable to United States persons. In the case of a Non-United States Holder that is a corporation, such effectively connected income may also be subject to the United States federal branch profits tax. If any individual Non-United States Holder falls under clause (2) of the preceding paragraph, such holder will be subject to a flat 30% tax on the gain derived from the sale or other disposition, which may be offset by certain United States source capital losses recognized within the same taxable year as such sale or other disposition.

     Neither the exchange of old notes for exchange notes in the exchange offer nor the SEC registration of exchange notes will constitute a taxable exchange of the exchange notes for United States federal income tax purposes. Thus, there will be no material United States federal income tax consequences to a Non-United States Holder as a result of (i) exchanging exchange notes for exchange notes in the exchange offer or (ii) the SEC registration of exchange notes. Accordingly, the holder of exchange notes received pursuant to the exchange offer will have the same adjusted tax basis and holding period in its exchange notes as such holder had in its original notes immediately prior to the exchange.

   INFORMATION REPORTING AND BACKUP WITHHOLDING

     Payments of interest on, or the proceeds from the sale, retirement or other disposition of exchange notes are subject to information reporting unless the United States Holder establishes an exemption.

     Payments of the interest on, or the proceeds from the sale, retirement, or other disposition of the exchange notes may be subject to "backup withholding" tax of 30.5% (subject to phase-in reductions) if the United States Holder, among other things, (1) fails to furnish his or her social security number or other taxpayer identification number ("TIN") to the payor responsible for backup withholding (for example, the United States Holder's securities broker) on Form W-9 or a substantially similar form signed under penalty of perjury, (2) furnishes such payor an incorrect TIN, (3) fails to provide such payor with a certified statement, signed under penalties of perjury, that the TIN provided to the payor is correct and that the United States Holder is not subject to backup withholding or (4) fails to properly report interest and dividends on his or her tax return. Backup withholding does not apply to certain payments made to exempt recipients, such as corporations.

     Non-United States Holders will not be subject to information reporting or backup withholding on payments made by us or our paying agent if a statement described in clause (4) under "Non-United States Holders-Payments of Interest" has been received and the payor has no actual knowledge that the beneficial owner is a United States person.

     In addition, backup withholding and information reporting will not apply to payments of principal or interest on the exchange notes paid or collected by a foreign office of a custodian, nominee or other foreign agent on behalf of a Non-United States Holder, or if a foreign office of a broker pays the proceeds of the sale of exchange notes to a Non-United States Holder. If, however, such nominee, custodian, agent or broker is, for United States federal income tax purposes, a United States person, a controlled foreign corporation or a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a U.S. trade or business, or a foreign partnership with certain connections to the United States, such payments will not be subject to backup withholding (unless the payor has actual knowledge that the payee is a United States person) but will be subject to information reporting unless (i) such custodian, nominee, agent or broker has documentary evidence that the beneficial owner is not a United States person and certain other conditions are met or (ii) the beneficial owner otherwise establishes an exemption.

     Payments of principal or interest on the exchange notes paid to a Non-United States Holder by a United States office of a custodian, nominee or agent, or payment of the proceeds of a sale of exchange notes by the United States office of a broker will be subject to backup withholding and information reporting unless (i) the Non-United States Holder provides the statement described above that such holder is not a United States person and the payor does not have actual knowledge to the contrary or (ii) the beneficial owner otherwise establishes an exemption.

     Any amounts withheld under the backup withholding rules will be allowed as a credit or a refund against such holder's United States federal income tax liability, if certain required information is provided to the Internal Revenue Service.

                                  ERISA MATTERS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements upon employee benefit plans subject thereto ("ERISA Plans") and on those persons who are fiduciaries with respect to ERISA Plans. In particular, investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirements of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with its governing documents. A fiduciary of an ERISA Plan should consider the fiduciary standards under ERISA in the context of the particular circumstances of the investing ERISA Plan before authorizing an investment in the exchange notes. Such fiduciary should determine whether an investment in the exchange notes satisfies ERISA's diversification and prudence requirements and whether the investment is in accordance with the documents and instruments governing the plan.

     In addition, ERISA and the Internal Revenue Code prohibit a wide range of transactions ("Prohibited Transactions") involving ERISA Plans or other employee benefit plans that are not subject to ERISA but that are subject to Section 4975 of the Internal Revenue Code, such as individual retirement accounts (together with ERISA Plans, "Plans") and persons who have certain specified relationships to the Plan ("parties in interest," within the meaning of ERISA, and "disqualified persons," within the meaning of the Internal Revenue Code). If engaged in by a Plan, such transactions may require "correction" and may cause a Plan fiduciary to incur certain liabilities and the parties in interest or disqualified persons to be subject to excise taxes, unless a statutory or administrative exemption is available.

     Certain statutory or administrative exemptions (each, a "Prohibited Transaction Class Exemption" or "PTCE") may be available under ERISA to exempt the purchase, holding and/or disposition of any exchange notes by a Plan. Included among the administrative exemptions are: PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding transactions effected by a qualified professional asset manager; PTCE 95-60, regarding investments by insurance company general accounts; and PTCE 96-23, regarding investments by an in-house professional asset manager. Certain of the exemptions, however, do not afford relief from the prohibition on self-dealing contained in Section 406(b) of ERISA and Section 4975(c)(1)(E)-(F) of the Internal Revenue Code. In addition, there can be no assurance that any of these administrative exemptions will be available with respect to any particular transaction involving the exchange notes. In addition to the Prohibited Transaction Class Exemptions, an individual exemption may apply to the initial purchase, holding and secondary market resales of exchange notes by a Plan, provided certain specified conditions are met.

     Governmental plans and certain church plans (each as defined under ERISA) are not subject to the prohibited transaction rules of ERISA or the Internal Revenue Code. Such plans, however, may be subject to federal, state or local laws or regulations that may affect their investment in the exchange notes. Any fiduciary of such a governmental or church plan considering a purchase of the exchange notes must determine the need for, and the availability, if necessary, of any exemptive relief under any such laws or regulations.

     The foregoing discussion is general in nature and is not intended to be all inclusive. Any fiduciary of an ERISA Plan, a Plan, a governmental plan or a church plan considering the purchase and holding of the exchange notes should consult with its legal advisors regarding the consequences of such purchase and holding. By its purchase and acceptance of exchange notes, each holder will be deemed to have represented and warranted that either (1) no ERISA Plan assets have been used to purchase such exchange notes, or (2) one or more prohibited transaction statutory or administrative exemptions applies such that the use of such ERISA Plan assets to purchase and hold such exchange notes will not constitute a non-exempt Prohibited Transaction.

     EACH ERISA PLAN FIDUCIARY (AND EACH FIDUCIARY FOR A GOVERNMENTAL OR CHURCH PLAN SUBJECT TO RULES SIMILAR TO THOSE IMPOSED ON ERISA PLANS UNDER ERISA) SHOULD CONSULT WITH ITS LEGAL ADVISOR CONCERNING AN INVESTMENT IN ANY OF THE EXCHANGE NOTES.

                              PLAN OF DISTRIBUTION

     As more fully discussed in the section of this prospectus entitled "THE EXCHANGE OFFER - Resale of Exchange Notes", based on an interpretation by the SEC's staff contained in several no-action letters issued to third parties, we believe that the exchange notes issued pursuant to the exchange offer may be offered for resale, resold and otherwise transferred after the exchange offer by any holder of exchange notes (other than a holder which is our "affiliate" within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, if such holder:

     o acquires the exchange notes in the ordinary course of his or her business; and

     o does not intend to participate, and has no arrangement with any person to participate, in a distribution of the exchange notes.

     Each participating broker-dealer in connection with the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of exchange notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that we will make this prospectus, as amended or supplemented, available to any participating broker-dealer for use in connection with any such resale and participating broker-dealers shall be authorized to deliver this prospectus for a period ending upon the earlier of the expiration of the 90th day after the exchange offer has been completed or such time as such broker-dealers no longer own any registrable securities, which we define in the registration rights agreement.

     We will not receive any proceeds from any sales of the exchange notes by participating broker-dealers. Exchange notes received by participating broker-dealers for their own account pursuant to the exchange offer may be sold from time to time, in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or at negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any participating broker-dealer that resells the exchange notes that were received by it for its own account pursuant to the exchange offer. Any broker or dealer that participates in a distribution of the exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any resale of exchange notes and any omissions or concessions received by any persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     We will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any participating broker-dealer that requests such documents in the letter of transmittal. See "The Exchange Offer."

                                  LEGAL MATTERS

     The validity of the exchange notes will be passed upon for us by Stephen F. Koziar, Jr., Group Vice President and our General Counsel and by Thelen Reid & Priest LLP, New York, New York. In addition, matters of federal income tax law and federal securities law will be passed upon by Thelen Reid & Priest LLP. In giving these opinions, as to matters of Ohio law, Thelen Reid & Priest LLP may rely on the opinion of Mr. Koziar and, as to matters of New York law, Mr. Koziar may rely on the opinion of Thelen Reid & Priest LLP.

                                     EXPERTS

     Our consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2000 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article VII of the Code of Regulations of the Company provides for indemnification of directors, officers, employees or agents of the Company, or individuals who serve at the request of the Company in such capacities for other entities, against any and all expenses, judgments, fines and settlements incurred by them in connection with claims and/or litigation arising out of their service. Article VII provides that indemnification shall be available to the full extent permitted by law including, without limitation, Section 1701.13(E) of the Ohio Revised Code.

     Under Ohio law, the liabilities against which a director or officer may be indemnified and factors employed to determine whether a director or officer is entitled to indemnification in a particular instance depend on whether the proceeding in which the claim for indemnification arises was brought (a) other than by and in the right of the corporation ("Category A Proceedings") or (b) by and in the right of the corporation ("Category B Proceedings").

     In Category A Proceedings, a corporation may indemnify each director and officer against expenses, including attorneys' fees, judgements, fines, penalties, and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened or actual proceeding in which he may be involved by reason of his having acted in such capacity, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he had no reasonable cause to believe that his conduct was unlawful.

     In Category B Proceedings, a corporation may indemnify each director and officer against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of any such proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification is permitted with respect to (i) any matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless a court determines such person is entitled to indemnification; or (ii) any matter in which the only liability asserted against a director or officer relates to an unlawful loan, dividend, distribution of assets or purchase or redemption of shares.

     Unless indemnification is ordered by a court, the determination as to whether or not an individual has satisfied the applicable standards of conduct (and therefore may be indemnified) is made by the corporation by a majority vote of a quorum consisting of directors of the corporation who were not parties to the action; or if such a quorum is not obtainable, or if a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or by the shareholders of the corporation; or by the court in which such action was brought.

     Article VII does not limit in any way other indemnification rights to which those seeking indemnification may be entitled. Ohio law requires indemnification against expenses where a directors or officer is successful on the merits or otherwise in defense of any action. Consistent with Ohio law, Article VII provides that expenses incurred by a director or officer in defending any action may be paid by the Company in advance of final disposition, upon receipt of an undertaking to repay such amount unless it is ultimately determined that he is entitled to indemnification pursuant to Article VII.

     The Company maintains insurance policies covering its officers and directors against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     Reference is made to the Exhibit Index on page II-5 hereto.

ITEM 22. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          (1) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
     Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (2) To respond to requests for information that is incorporated by reference into the prospectus pursuant to item 4,10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

     Each director and/or officer of the registrant whose signature appears below hereby appoints each of the Agents for Service named in this registration statement as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement, and the registrant hereby also appoints each of the Agents for Service as its attorney-in-fact with like authority to sign and file any such amendments in its name and behalf.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dayton, and State of Ohio, on the 4th day of December, 2001.

                                DPL Inc.



                                By /s/ A. M. Hill
                                   --------------------------------
                                        A. M. Hill
                                        President and
                                        Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by or on behalf of the following persons in the capacities indicated on the 4th day of December, 2001.


                      Signature                            Title
                      ---------                            -----

         /s/ T.J. Danis
         ------------------------------
         T.J. Danis                              Director


         ------------------------------
         J.F. Dicke, II                          Director

         /s/ P.H. Forster
         ------------------------------
         P.H. Forster                            Director and Chairman

         /s/ E. Green
         ------------------------------
         E. Green                                Director

         /s/ J. G. Haley
         ------------------------------
         J. G. Haley                             Director

         /s/ A.M. Hill
         ------------------------------
         A.M. Hill                               Director,  President and Chief
                                                 Executive Officer (principal
                                                 executive officer)

         /s/ W A. Hillenbrand
         ------------------------------
         W A. Hillenbrand                        Director

         /s/ D.R. Holmes
         ------------------------------
         D.R. Holmes                             Director

         /s/ E.M. McCarthy
         ------------------------------          Group Vice President and
         E.M. McCarthy                           Chief Financial Officer
                                                 (principal financial and
                                                 accounting officer)

         /s/ B.R. Roberts
         ------------------------------
         B.R. Roberts                            Director


         ------------------------------
         G.R. Roberts                            Director


         ------------------------------
         S.M. Stuart                             Director

                                  EXHIBIT INDEX

Exhibit No.       Document

      4(a)        Exchange and Registration Rights Agreement dated as of August
                  24, 2001 between DPL Inc., Morgan Stanley & Co., Incorporated,
                  Bank One Capital markets, Inc., Fleet Securities, Inc. and
                  NatCity Investments, Inc.
      4(b)        Indenture dated as of March 1, 2000 between DPL Inc. and Bank
                  One Trust Company, National Association [Incorporated by
                  reference, attached as Exhibit No. 4(b) to our Registration
                  Statement on Form S-4, filed May 26, 2000].
      4(c)        Officer's Certificate of DPL Inc. establishing exchange notes, dated August 31, 2001.
      4(d)        Form of exchange note (included in Exhibit 4(c)).
      5(a)        Opinion of Mr. Koziar, Group Vice President and General
                  Counsel of DPL Inc., regarding the exchange notes.
      5(b)        Opinion of Thelen Reid & Priest LLP regarding the exchange notes.
         8        Opinion of Thelen Reid & Priest LLP as to certain federal
                  income tax matters (contained in their opinion filed as
                  exhibit 5(b)).
        12        Computation of Ratio of Earnings to Fixed Charges.
     23(a)        Consent of Mr. Koziar (contained in his opinion filed as
                  Exhibit 5(a)).
     23(b)        Consent of Thelen Reid & Priest LLP (contained in their
                  opinion filed as Exhibit 5(b)).
     23(c)        Consent of PricewaterhouseCoopers LLP.
        24        Power of Attorney (included on the signature page of this
                  registration statement).
        25        Statement of Eligibility of Bank One Trust Company, National
                  Association on Form T-1.
     99(a)        Form of Exchange Agent Agreement.
     99(b)        Form of Notice of Guaranteed Delivery.
     99(c)        Form of Letter of Transmittal
     99(d)        Form of Letter to Clients.
     99(e)        Form of Letter to Nominees.
     99(f)        Form of Instructions to Registered Holder and/or Book-Entry
                  Transfer Participant from Owner.